IMAGENETIX, INC.
                      16935 West Bernardo Drive, Suite 101
                           San Diego, California 92127


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 6, 2001


     To the shareholders of Imagenetix, Inc.:

     The Annual Meeting of the shareholders of Imagenetix, Inc. (the "Company") will be held at the Company's executive offices, 16935 West Bernardo Drive, Suite 101, San Diego, California 92127, at 1:30 p.m. on December 6, 2001, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect three directors of the Company.

     2. To increase the number of shares reserved for issuance under the Company's 2000 Stock Option Plan from 800,000 shares to 1,200,000 shares.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on October 29, 2001, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ William P. Spencer
                                     ----------------------
                                     William P. Spencer, Chief Executive Officer

Dated: November 2, 2001

                                 PROXY STATEMENT
                                IMAGENETIX, INC.
                      16935 West Bernardo Drive, Suite 101
                           San Diego, California 92127
                            Telephone: (858) 674-8455

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 6, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Imagenetix, Inc. ("we" or the "Company"), a Nevada corporation, of no par value common stock to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 1:30 p.m. on December 6, 2001, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about November 2, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named and for the proposal to increase shares reserved for issuance under the 2000 Stock Option Plan (the "Plan"). The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve these matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date or by requesting, in person at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on October 29, 2001, has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 8,550,000 shares of common stock. Each issued and outstanding share entitles the holder to one vote. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

                    SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,
                   DIRECTORS AND BENEFICIAL OWNERS OF GREATER
                      THAN 5% OF THE COMPANY'S COMMON STOCK

     The following table sets forth information with respect to the beneficial ownership of the Company's common stock owned, as of October 29, 2001, by: the holders of more than 5% of the Company's common stock, each of the Company's directors and all directors and executive officers of the Company as a group.

     The following table sets forth certain information concerning our common stock ownership as of this date, by (1) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (2) each of our directors; and (3) all of our directors and executive officers as a group. The address of each such stockholder is in care of us at 16935 West Bernardo Drive, Suite 101, San Diego, California 92127.

        Name                              Amount of         Percent of Ownership
of Beneficial Owner               Beneficial Ownership(1)(2)  Before Offering
-------------------               --------------------------  ---------------

William P. and Debra L. Spencer (3)      3,175,000                 36.4%
Dr. Peter H. Antoniou                       40,000                   *
Gary J. McAdam (4)                       2,596,826                 26.6%
James Scibelli (5)                         768,000                  8.5%
All officers and directors
 as a group (5 persons)                  3,615,000                 40.8%

*Represents less than 1%

(1) Reflects amounts as to which the beneficial owner has sole voting power and sole investment power.

(2) Includes stock options and common stock purchase warrants exercisable within 60 days from the date hereof.

(3) Comprised of 3,000,000 shares and 175,000 stock options. William P. and Debra Spencer are husband and wife and are deemed to share beneficial ownership of these shares and options.

(4) Comprised of 1,373,112 shares and 1,223,714 common stock purchase warrants, all of which are owned by entities controlled by Mr. McAdam.

(5) Includes 325,000 shares and 443,000 common stock purchase warrants, all of which are owned by entities controlled by Mr. Scibelli.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three (3) directors of the Company. Cumulative voting is not permitted in the election of directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding the Company's executive officers and directors:

              Name                   Age             Position
              ----                   ---             --------

     William P. Spencer              49       Chief Executive Officer, President
                                              and Director
     Debra L. Spencer                49       Secretary, Treasurer and Director
     Patrick S. Millsap, Ph.D.       48       Vice President-Marketing
     Derek C. Boosey                 59       Vice President-International
     Peter H. Antoniou, M.D.         41       Director

     Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other except that William P. Spencer and Debra L. Spencer are married to each other.

     The Company has no standing audit, nominating or compensation committee.

     The following is a summary of the business experience of each officer and director:

     William P. Spencer has served as our president since January 1999. From January 1986 until December 1996, he served as chief operating officer, chief financial officer, and executive vice-president of Natural Alternatives International, Inc., a company engaged in the formulation and production of encapsulated vitamins and nutrients. He was president of NAI from December 1996 until October 1998 and was a director from January 1986 until October 1998. From 1976 to 1988, he was a regional vice president for San Diego Trust and Savings Bank. Mr. Spencer earned a B.S. degree in finance and an MBA degree from San Diego State University.

     Debra L. Spencer has served as our secretary and treasurer since March of 1999. Her responsibilities also include graphics layout and development of marketing material for our private label products. From 1994 to February 1999, she was a homemaker. From 1987 to 1993, she served as vice president, secretary and treasurer for Vitamin Direct, Inc., a consumer mail order vitamin company. At Vitamin Direct, she was responsible for developing marketing material, generating leads, and customer relations for over 25,000 Vitamin Direct customers.

     Patrick S. Millsap has served as vice-president of marketing since May 1999. From January 1990 until May 1999, he was employed by Natural Alternatives International, Inc. as a senior account manager. From 1988 to 1990, Dr. Millsap was director of marketing for Sonergy, Inc., a vitamin distributor. Dr. Millsap graduated in 1990 from San Diego State University with a B.A. degree in history. He received a certificate of international business from the University of San Diego in 1996 and earned a Ph.D. degree in philosophy from the University of Palmer Green, London, England in 2000.

     Derek C. Boosey has served as our vice-president-international since September 1999. From 1994 to September 1999, he was new business manager for National Alternatives International, Inc., and from 1990 to 1994 was director of marketing for Atheletics Canada. From 1984 to 1990, Mr. Boosey was a technical advisor to the Korean Ministry of Sports and a sports and marketing consultant for MKC International. He earned degrees in physical education from Keele University (England) and Opu University (England) and is the Senior Olympics world record holder in the triple jump in the age 55 to 60 class.

     Dr. Peter H. Antoniou joined our board in April 1999. He has been chief executive officer of Pomegranate International since he founded the company in 1986 as an international consulting firm specializing in educational programs, trade matching activities, and consulting assistance. Since 1994, he has also been an adjunct professor at the Graduate College of Business for U.S. International University, San Diego, California. From 1993 to the present, he has been an adjunct professor at the Executive MBA and the Undergraduate College of Business at CSU San Marcos, and from 1991 to the present, he has been an adjunct professor at the School of Business Administration at Mount St. Mary's College, Los Angeles, California. Dr. Antoniou earned a B.S. degree in 1981 in business administration and a Master's degree in international business administration in 1982 from the International University Europe, London, England. He received a Ph.D. degree in business administration in 1986 from the U.S. International University.

Compensation

     The following table sets forth the compensation for services rendered paid to the Chief Executive Officer. No other executive officer received compensation of more than $100,000 in the fiscal years ended March 31, 2001 or 2000.

                                                                   Other
Name and Principal Position     Year      Salary     Bonus     Compensation
---------------------------     ----      ------     -----     ------------
William P. Spencer              2001     $54,000      $ 0           $ 0
  Chief Executive Officer       2000     $54,000      $ 0           $ 0

Certain Transactions

     Between March and November 1999, we sold an aggregate of $300,000 of convertible promissory notes to seven investors, four of whom were principal shareholders at the time of sale. In August 2000 the promissory notes were exchanged for 300,000 shares of our common stock and options to purchase an additional 300,000 shares at $1.00 per share.

     In 2000 William P. and Debra Spencer, officers, directors and principal shareholders of our company, loaned us $288,500 for operating expenses, evidenced by promissory notes. The promissory notes bear interest at 10% per annum and are due July 2002. In consideration of these loans, we issued to William P. and Debra L. Spencer options to purchase 225,000 shares of our common stock for $1.00 per share until September 2005. In March 2001 the Spencers gratuitously forgave $150,000 of the loan and at June 2001, we owed them $138,500 on the loan.

     In March 2000 J.P. Consulting, one of our shareholders, loaned us $125,000 evidenced by a promissory note bearing interest at 10% per annum due on demand. As additional consideration for the loan, we issued to J.P. Consulting warrants to purchase 250,000 shares at $1.00 per share and 250,000 shares at $1.10 per share. We also retained J.P. Consulting to provide certain consulting services to us for which we paid $23,500 during the year ended March 31, 2001 and currently pay $2,500 per month. We repaid the promissory note in September 2000.

     In August 2000 GJM Trading Partners, Ltd., an entity controlled by Gary J. McAdam, a principal shareholder, loaned us $400,000, evidenced by a promissory note bearing interest at 8% per annum, due on demand. As additional consideration for the loan, we issued to GJM warrants to purchase 400,000 shares at $1.00 per share and 700,000 shares at $1.10 per share. As further consideration, we provided certain exclusive product sales rights to GJM in connection with the loan. We repaid the loan in October 2000.

     William P. Spencer owns 15% of the outstanding stock of Integris, one of our larger customers. For the three months ended June 30, 2001, Integris accounted for 12% of our sales.

     We believe that the above transactions were fair, reasonable and upon terms at least as favorable to us as those we might have obtained from unaffiliated third parties.

                           PROPOSAL TO INCREASE SHARES
                    RESERVED UNDER THE 2000 STOCK OPTION PLAN

     The Company seeks approval to increase the number of shares reserved for issuance under its 2000 Stock Option Plan from 800,000 shares to 1,200,000 shares. The Company anticipates that these additional shares will be needed to attract and retain qualified employees, managers and consultants.

     Shareholders should note that certain disadvantages may result from the adoption of this proposal. For example, upon issuance of shares underlying the options, there would be a greater number of shares of common stock outstanding, and individual shareholders would, therefore, experience a reduction in the shareholders' relative percentage interest in the Company with respect to earnings per share, voting, liquidation value and book and market values per share. Moreover, adoption of the proposal would empower the directors to issue options without prior notice to shareholders or their approval.

     In 2000, the Company adopted the 2000 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase shares of common stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and "nonqualified" options. Incentive stock options are issuable only to employees, while nonqualified options may be issued to nonemployee directors, consultants and others, as well as to employees. Initially, 800,000 shares were reserved for issuance under the Plan.

     The Plan is administered by the Board of Directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

     The per share exercise price of the common stock subject to an incentive stock option or nonqualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a nonqualified option is established by the Board of Directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Nonqualified options are not subject to this limitation.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to nonqualified options.

     Options under the Plan must be granted within ten years from the effective date as amended of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater shareholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

     Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee become available once again for issuance. As of October 29, 2001, options to purchase 650,000 shares had been granted under the Plan including 325,000 options granted to executive officers and directors, at exercise prices ranging from $.86 to $2.00.

     The Board of Directors recommends a vote in favor of this proposal.

                    PROPOSALS OF SHAREHOLDER FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.



                                     /s/ William P. Spencer
                                     ----------------------
                                     William P. Spencer, Chief Executive Officer

November 2, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  ANNUAL PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               OF IMAGENETIX, INC.
                           TO BE HELD DECEMBER 6, 2001

     The undersigned hereby appoints William P. Spencer as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of Imagenetix, Inc. held of record by the undersigned on October 29, 2001, at the Annual Meeting of Shareholders to be held December 6, 2001, or any adjournment or postponement thereof.

     1.   ELECTION OF DIRECTORS.

___ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

___       WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: William P. Spencer, Debra L. Spencer and Peter S. Antoniou.

INSTRUCTIONS: To withhold authority to vote for individual nominees, write their names in the space provided below.

--------------------------------------------------------------------------------

2. To increase the number of shares reserved under the Company's 2000 Stock Option Plan from 800,000 shares to 1,200,000 shares.

          For ______            Against ______            Abstain ______

3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the nominees for director listed above and for the increase in shares reserved under the 2000 Stock Option Plan.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.


Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


----------------------------                ------------------------------------
           Dated                            Signature


                                            ------------------------------------
                                            (Signature, if held jointly)

PLEASE MARK, SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF
SHAREHOLDERS: _____